EXHIBIT 10.12

                         LAMINATES ACQUISITION CO. 1999
                                   STOCK PLAN

SECTION 1. ESTABLISHMENT AND PURPOSE.

          The purpose of the Plan is to offer selected individuals an opportunity to acquire a proprietary interest in the success of Laminates Acquisition Co. (the "Corporation"), or to increase such interest, by purchasing Shares of the Corporation's Stock.

          Capitalized terms are defined in Section 11.

SECTION 2. ADMINISTRATION.

     (a) Committees of the Board of Directors. The Plan may be administered by one or more Committees. Each Committee shall consist of one or more members of the Board of Directors who have been appointed by the Board of Directors. Each Committee shall have such authority and be responsible for such functions as the Board of Directors has assigned to it. If no Committee has been appointed, the entire Board of Directors shall administer the Plan. Any reference to the Board of Directors in the Plan shall be construed as a reference to the Committee (if any) to whom the Board of Directors has assigned a particular function.

     (b) Authority of the Board of Directors. Subject to the provisions of the Plan, the Board of Directors shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. All decisions, interpretations and other actions of the Board of Directors shall be final and binding on all Purchasers and all persons deriving their rights from a Purchaser.

SECTION 3. ELIGIBILITY.

          Only Employees shall be eligible for the sale of Shares.

SECTION 4. STOCK SUBJECT TO PLAN.

          Shares offered under the Plan may be authorized but unissued Shares or treasury Shares.

SECTION 5. TERMS AND CONDITIONS.

     (a) Stock Purchase Agreement. Each sale of Shares under the Plan shall be evidenced by a Stock Purchase Agreement between the Purchaser and the Corporation. Such sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock
          Purchase Agreement. The provisions of the various Stock Purchase Agreements entered into under the Plan need not be identical.

     (b) Duration of Offers and Nontransferability of Rights. Any right to acquire Shares under the Plan shall automatically expire if not exercised by the Purchaser within 30 days after the grant of such right was communicated to the Purchaser by the Corporation. Such right shall not be transferable and shall be exercisable only by the Purchaser to whom such right was granted.

     (c) Purchase Price. The Purchase Price shall be determined by the Board of Directors at its sole discretion. The Purchase Price shall be payable in a form described in Section 6.

     (d) Withholding Taxes. As a condition to the purchase of Shares, the Purchaser shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such purchase.

     (e) Restrictions on Transfer of Shares and Minimum Vesting. Any Shares sold under the Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine. Such restrictions shall be set forth in the applicable Stock Purchase Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

SECTION 6. PAYMENT FOR SHARES.

          The entire Purchase Price of Shares issued under the Plan shall be payable in cash or cash equivalents at the time when such Shares are purchased.

SECTION 7. CHANGES TO SHARES.

          A Purchaser shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class.

SECTION 8. SECURITIES LAW REQUIREMENTS.

     (a) General. Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Corporation's securities may then be traded.

     (b) Financial Reports. Upon request, the Corporation shall furnish to Purchasers and stockholders who have received Stock under the Plan Formica Corporation's balance sheet and income statement. Such balance sheet and income statement need not be audited.

SECTION 9. NO RETENTION RIGHTS.

          Nothing in the Plan or in any right granted under the Plan shall confer upon the Purchaser any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary) employing or retaining the Purchaser or of the Purchaser, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

SECTION 10. DURATION AND AMENDMENTS.

     (a) Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors. The Plan shall terminate automatically 10 years after its adoption by the Board of Directors and may be terminated on any earlier date pursuant to Subsection (b) below.

     (b) Right to Amend or Terminate the Plan. The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason.

     (c) Effect of Amendment or Termination. No Shares shall be sold under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued.

SECTION 11. DEFINITIONS.

     (a) "Board of Directors" shall mean the Board of Directors of the Corporation, as constituted from time to time.

     (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (c) "Committee" shall mean a committee of the Board of Directors, as described in Section 2(a).

     (d) "Corporation" shall mean Laminates Acquisition Co., a Delaware corporation.

     (e) "Employee" shall mean any individual who is a common-law employee of the Corporation, a Parent or a Subsidiary.

     (f) "Fair Market Value" shall mean the fair market value of a Share, as determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons.

     (g) "Parent" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, if each of the corporations other than the Corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

     (h)  "Plan" shall mean this Laminates Acquisition Co. Stock Plan.

     (i) "Purchase Price" shall mean the consideration for which one Share may be acquired under the Plan, as specified by the Board of Directors.

     (j) "Purchaser" shall mean an individual to whom the Board of Directors has offered the right to acquire Shares under the Plan.

     (k)  "Service" shall mean service as an Employee.

     (l)  "Share" shall mean one share of Stock.

     (m) "Stock" shall mean the Common Stock of the Corporation, with a par value of $0.01 per Share, and/or the Preferred Stock of the Corporation, with a par value of $0.01 per Share.

     (n) "Stock Purchase Agreement" shall mean the agreement between the Corporation and a Purchaser who acquires Shares under the Plan which contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

     (o) "Subsidiary" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

SECTION 12. EXECUTION.

          To record the adoption of the Plan by the Board of Directors, the Corporation has caused its authorized officer to execute the same.

                                          LAMINATES ACQUISITION CO.


                                          By:__________________________________

                                          Title:_______________________________